Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-49363, 333-47760, 333-54060, 333-54062, 333-53982, 333-65694, 333-66650, and 333-109043 of GSI Commerce, Inc. on Forms S-8 of our report dated March 16, 2004, August 20, 2004, as to Note 22 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 22), appearing in the Annual Report on Form 10-K/A Amendment No. 2 of GSI Commerce, Inc. for the year ended January 3, 2004.

Philadelphia, Pennsylvania

August 25, 2004